UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2015

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 River Street

Suite 1204

Hoboken, New Jersey 07030

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 293-1836

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Liquid Holdings Group, Inc. (the “Company,” “we” or “Liquid”) previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2015 (the “September Form 8-K”) that the Company continued to evaluate its options with respect to its response to the letter (the “Delisting Notice”) received on September 21, 2015 from the staff of the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”). The Delisting Notice stated that trading in the Company’s common stock would be suspended at the opening of business on September 30, 2015 and a Form 25 would be filed with the SEC, which would remove the Company’s securities from listing on The NASDAQ Capital Market.

On September 28, 2015, the Company requested a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) to appeal the Delisting Notice. The Company’s request for a hearing before the Panel automatically stayed the suspension of trading in the Company’s securities on NASDAQ through October 13, 2015, by which date the Panel will notify the Company if the Company’s request for a further stay of suspension beyond October 13, 2015 has been granted pending the ultimate conclusion of the hearing process. There can be no assurance that the Panel will grant the Company’s request for a further stay of suspension or will ultimately grant the Company’s request for continued listing on NASDAQ.

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Company previously disclosed in its September Form 8-K that: (i) on September 18, 2015, Grant Thornton LLP (“Grant Thornton”) notified the Company that it was resigning as the Company’s independent registered public accounting firm effective immediately; and (ii) on September 21, 2015, the Company received a letter from Grant Thornton stating that it had terminated its services to the Company and resigned from its engagement to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2014 and to perform related interim reviews.

The Company provided a copy of the September Form 8-K to Grant Thornton prior to its filing with the SEC and requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether Grant Thornton agrees with the disclosures in the September Form 8-K or not. On September 28, 2015, Grant Thornton sent the requested letter to the Company attached hereto as Exhibit 16.1.

Item 7.01 Regulation FD Disclosure.

On September 29, 2015, the Company issued a press release related to its request for a hearing before the Panel to appeal the Delisting Notice, as discussed in Item 3.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

Information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1 99.1	Letter from Grant Thornton LLP, dated September 28, 2015. Press release issued by Liquid Holdings Group, Inc. on September 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.

Date: September 29, 2015

	By:	/s/ Peter R. Kent
Name: Peter R. Kent
Title: Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1 99.1	Letter from Grant Thornton LLP, dated September 28, 2015. Press release issued by Liquid Holdings Group, Inc. on September 29, 2015.